Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-216029) of Celsius Holdings, Inc. (the “Company”) of our report dated March 8, 2018 relating to our audit of the consolidated financial statements which appear in the Company’s Annual Report on Form 10-K (Document No. s109237), for the year ended December 31, 2017.

/s/ Assurance Dimensions
Certified Public Accountants

Coconut Creek, Florida
March 8, 2018